As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERGY, INC.

(Exact name of registrant as specified in its charter)

Missouri	82-2733395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address, including zip code, of registrant’s principal executive offices)

EVERGY, INC. LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Heather A. Humphrey

Senior Vice President, General Counsel and Corporate Secretary

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Evergy, Inc. (the “Company”) to register an additional 5,780,000 shares of the Company’s common stock, without par value (the “Common Stock”), that may be issued pursuant to the Evergy, Inc. Long-Term Incentive Plan, as amended and restated on May 3, 2022 (the “Plan”). The shares being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2018 (File No. 333-225673), as amended by Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-225673) on December 19, 2019 (as amended, the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below that were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable Commission rules):

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on February  25, 2022 (including the portion of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2022, incorporated by reference into Part III thereof );

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Commission on May 5, 2022;

(c)	The Company’s Current Reports on Form 8-K, as filed with the Commission on February 22, 2022, February 28, 2022 and March 7, 2022; and

(d)

The description of the Common Stock, which is contained in Exhibit 4.64 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on February 26, 2021, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

All documents the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the Commission or pursuant to other applicable Commission rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed by the Company that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Christie Dasek-Kaine, the Company’s Senior Director Counsel and Assistant Corporate Secretary. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Ms. Dasek-Kaine beneficially owns or has rights to acquire an aggregate of less than 0.1% of the total outstanding shares of the Company’s Common Stock.

Item 8.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation of Evergy, Inc., effective June 4, 2018 (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the Commission on June 4, 2018).

3.2*	Amended and Restated By-laws of Evergy, Inc., effective February 15, 2022 (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the Commission on February 22, 2022).

5.1	Opinion of Christie Dasek-Kaine, Senior Director Counsel and Assistant Corporate Secretary of Evergy, Inc., regarding the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Evergy, Inc.

23.2	Consent of Christie Dasek-Kaine, Senior Director Counsel and Assistant Corporate Secretary of Evergy, Inc. (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney.

99.1*	Evergy, Inc. Long-Term Incentive Plan (incorporated by reference to Appendix C to Evergy, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2022).

107	Filing Fee Table.

*	Incorporated by reference herein as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 9, 2022.

EVERGY, INC.

By:	/s/ David A. Campbell
David A. Campbell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Campbell David A. Campbell	Director, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2022

/s/ Kirkland B. Andrews Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2022

/s/ Steven P. Busser Steven P. Busser	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 9, 2022

* Mark A. Ruelle	Chairman of the Board	May 9, 2022

* Thomas D. Hyde	Director	May 9, 2022

* B. Anthony Isaac	Director	May 9, 2022

* Paul M. Keglevic	Director	May 9, 2022

* Mary L. Landrieu	Director	May 9, 2022

* Sandra A. J. Lawrence	Director	May 9, 2022

* Ann D. Murtlow	Director	May 9, 2022

* Sandra J. Price	Director	May 9, 2022

* James Scarola	Director	May 9, 2022

* S. Carl Soderstrom Jr.	Director	May 9, 2022

* C. John Wilder	Director	May 9, 2022

*By	/s/ Kirkland B. Andrews
Kirkland B. Andrews
Attorney-in-Fact*